Exhibit 10.5

SILVERGATE CAPITAL CORPORATION

2010 EQUITY COMPENSATION PLAN

-i-

Table of Contents

		Page

5.16	Disputes; Governing Law and Forum	15
5.17	Section 409A Compliance	16
5.18	Date of Adoption	16
5.19	Stockholder Approval	16

-ii-

SILVERGATE CAPITAL CORPORATION

2010 EQUITY COMPENSATION PLAN

ARTICLE I

GENERAL

1.1	Purpose

The purpose of the Silvergate Capital Corporation 2010 Equity Compensation Plan (the “Plan”) is to attract, retain and motivate officers, directors and employees (including prospective employees), consultants and others who may perform services for the Company (as hereinafter defined), to compensate them for their contributions to the long-term growth and profits of the Company and to encourage them to acquire a proprietary interest in the success of the Company.

1.2	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“AAA” shall have the meaning provided in Section 5.16.

“Affiliate” of a Person means any other Person, entity or investment fund controlling, controlled by or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.

“Award” shall have the meaning provided in Section 2.1.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and limitations applicable to an Award. All Award Agreements shall be deemed to include all of the terms and conditions of the Plan, except to the extent otherwise set forth in an Award Agreement and approved by the Committee.

“Award Stock” means, with respect to a Participant, any Common Stock issued to such Participant upon exercise, delivery or grant of any Award granted hereunder. For all purposes of the Plan, Award Stock shall continue to be Award Stock in the hands of any holder (including any Permitted Transferee) other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Stock shall succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock shall also include Shares issued with respect to Shares of Award Stock by way of a stock split, stock dividend or other recapitalization.

“Bank” means Silvergate Bank, a direct subsidiary of the Company.

“Board” means the Board of Directors of the Company or any of its Subsidiaries.

“Change in Control” means any of the following (other than an Initial Public Offering): (a) any Person is or becomes a beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 33.3% or more of the combined voting power of the Company’s then outstanding securities; (b) any plan or proposal for the dissolution or liquidation of the Company is adopted by the shareholders of the Company; (c) all or substantially all of the assets of the Company are sold, transferred or distributed; (d) all or substantially all of the capital stock and/or assets of the Bank are sold, transferred or distributed; or (e) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a “Transaction”), with respect to which the shareholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than 50% of the combined voting power of the Company or other corporation resulting from such Transaction (or any such entity’s parent corporation) in substantially the same respective proportions as such shareholders’ ownership of the voting power of the Company immediately before such Transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board, as constituted from time to time, and including any successor committee.

“Common Stock” means the Company’s Common Stock, par value $.01 per share, or, in the event that the outstanding Shares are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company or its Affiliates, such other stock or securities.

“Company” means Silvergate Capital Corporation, a Maryland corporation.

“Consent” shall have the meaning provided in Section 5.3(b).

“Cost” means (i) for each share of Award Stock which is originally issued upon exercise of an Option, the exercise price paid by the Participant for such share of Award Stock, and (ii) for each share of Award Stock which is originally issued for any other reason, the amount paid by the Participant in respect of such shares of Award Stock (excluding any taxes incurred), and in each case as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Award Stock subsequent to the Effective Date.

“Covered Person” shall have the meaning provided in Section 1.3(d).

“Disability” for any Participant, shall have the meaning given to such term in an employment agreement entered into by such Participant on or after the Effective Date and approved by the Board, or in the absence of such an agreement it shall mean such Participant’s eligibility to receive disability benefits under the Company’s or its Subsidiaries’ long-term disability plan or the inability of such Participant, as determined by the Board, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.

“Disputed Matter” shall have the meaning provided in Section 5.16.

“Effective Date” means the date provided in Section 5.18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

“Exercise Notice” shall have the meaning provided in Section 3.6.

“Fair Market Value” with respect to any property on any date, shall be determined by the Board in the exercise of its reasonable judgment based on such methods or procedures (including, without limitation, independent appraisal) as shall be established from time to time by the Board. For securities which are listed on any established stock exchange or a national market system, unless otherwise determined by the Board in the exercise of its reasonable judgment, the Fair Market Value of such securities on a day shall mean the closing price of such securities on that day (or, if the securities were not traded on that day, the next preceding day that the securities were traded) on the principal exchange or market system on which such securities are traded, as such prices are officially quoted on such exchange.

“Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale to the public of Common Stock for the account of the Company or shareholders of the Company after which there is an active trading market in such shares of Common Stock (it being understood that an active trading market shall be deemed to exist if the shares of Common Stock are listed on a national securities exchange).

“Last Issuance Date” means the date that is ten years from the date the Plan is adopted by the Board or, if earlier, the termination of the Plan.

“Options” means non-qualified stock options, as described in Article III.

“Participant” means a Person who receives an Award.

“Permitted Transferee” with respect to any Participant means such Participant’s spouse and/or descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains at all times solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants, in each case which transferee has executed and delivered to the Company the documents the Company requires, including, but not limited to, documents providing that the transferee remains bound by the Plan and the Award Agreement in the same manner as the Participant.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

“Plan” shall have the meaning provided in Section 1.1.

“Plan Action” shall have the meaning provided in Section 5.3(a).

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.

“Required Listing” shall have the meaning provided in Section 4.3.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor thereto, and the applicable rules and regulations thereunder.

“Shares” means shares of Common Stock.

“Subsidiary” means any corporation, partnership, limited liability company, or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Termination Date” means the earliest date on which a Participant is no longer (a) employed by, or (b) providing services to, the Company or any of its Subsidiaries (including serving as a member of the Board). Furthermore, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased his employment with the Company or its Subsidiaries during the period of such approved leave; provided that, the time vesting of such Participant’s Options under Section 3.3 shall be suspended during the period of such leave, except to the extent required by applicable law.

“Transaction” shall have the meaning provided in the definition of Change in Control.

“Transfer, Transferable and Transferred” mean any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company) of any interest.

1.3	“Administration”

(a)        The Committee shall administer the Plan. In particular, the Committee shall have the authority in its sole discretion to:

(i)        exercise all of the powers granted to it under the Plan;

(ii)        construe, interpret and implement the Plan and all Award Agreements;

(iii)        prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(iv)        make all determinations necessary or advisable in administering the Plan;

(v)        correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(vi)        amend the Plan to reflect changes in applicable law, but, subject to Section 2.5 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of a Participant under an outstanding Award without such Participant’s written consent;

(vii)        grant Awards and determine who shall receive Awards, when such Awards shall be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a termination of employment on such Awards;

(viii)        amend any outstanding Award Agreement in any respect, including, without limitation, to (1) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the

Committee may provide that any Shares acquired pursuant to such Award shall be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award), (2) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award shall be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award Agreement), (3) waive or amend any goals, restrictions or conditions set forth in such Award Agreement, or impose new goals, restrictions and conditions or (4) reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities), but, subject to Section 2.5 or as otherwise specifically provided herein, no such amendment shall materially adversely impair the rights of a Participant under an outstanding Award without such Participant’s written consent; and

(ix)        determine at any time whether, to what extent and under what circumstances and method or methods (1) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement shall have on the Participant’s Award, including the effect on any repayment provisions under the Plan or Award Agreement), (B) exercised or (C) canceled, forfeited or suspended, (2) Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee, (3) to the extent permitted under applicable law, loans (whether or not secured by Common Stock) may be extended by the Company with respect to any Awards and (4) Awards may be settled by the Company or its Affiliates or any of its or their designees.

(b)        Actions of the Committee may be taken by the vote of a majority of its members present at a meeting (which may be held telephonically). Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive. The Committee may allocate among its members and delegate to any Person who is not a member of the Committee or to any administrative group within the Company, any of its powers, responsibilities or duties.

(c)        Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

(d)        No member of the Board or the Committee or any employee of the Company (each such Person, a “Covered Person”) shall have any liability to any Person (including any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement, in each case, in good faith and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s certificate of incorporation or bylaws (as may be amended from time to time), as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Persons or hold them harmless.

1.4	Persons Eligible for Awards

Awards under the Plan may be made to any person who is (a) an employee of the Company or any of its subsidiaries, including without limitation any employee who is also a director of the Company, (b) a non-employee director of the Company, or (c) a consultant or advisor as referred to in Rule 701 under the Securities Act of 1933, as amended, as the Committee may select.

ARTICLE II

AWARDS UNDER THE PLAN

2.1	Types of Awards under the Plan

Awards under the Plan may be granted in the form (the “Awards”) of Options.

2.2	Agreements Evidencing Awards

Each Award granted under the Plan shall be evidenced by an Award Agreement that shall contain such provisions and conditions as the Committee deems appropriate; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern. Unless otherwise provided herein, the Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under the Plan. By accepting an Award pursuant to the Plan, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

2.3	Shares Available for Awards

Subject to adjustment as provided in Section 2.5 and the following provisions of this Section 2.3, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 730,784.

2.4	Replacement of Shares

If any Awards expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the Shares with respect to which such Awards were granted shall again be available under the Plan, subject to the maximum amounts set forth in Section 2.3 (as may be adjusted pursuant to Section 2.5). Similarly, if any Shares issued hereunder upon exercise of Awards are repurchased hereunder, such Shares shall again be available under the Plan for reissuance, subject to the maximum amounts set forth in Section 2.3 (as may be adjusted pursuant to Section 2.5).

2.5	Adjustments

The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Award relates, and the exercise price per share of Common Stock under any Award shall be automatically proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the shares of the Company’s Common Stock shall be exchanged for other securities of the Company or of another corporation, the term of any Award granted hereunder and the property which the Participant shall receive upon the exercise or termination thereof shall be subject to and be governed by the provisions regarding the treatment of any such Awards set forth in a definitive agreement with respect to any of the aforementioned transactions entered into by the Company to the extent any such Award remains outstanding and unexercised upon consummation of the transactions contemplated by such definitive agreement. In any adjustment made pursuant to this Section 2.5, the number of Shares subject to each outstanding Award shall be rounded down to the nearest whole number.

ARTICLE III

OPTIONS

3.1	Options

The Committee shall have the right and power to grant to any Participant, at any time prior to the Last Issuance Date, Options in such quantity, at such price, on such terms and subject to such conditions that are consistent with the Plan and established by the Committee. Unless otherwise set forth in an Award Agreement, Options granted under the Plan shall be in the form described in this Article III and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Committee.

3.2	Exercise Price

Each Award Agreement with respect to Options shall set forth the exercise price payable by the Participant on exercise of the Options, which shall be at least 100% of the Fair Market Value of a Share on the date the Options are granted.

3.3	Vesting of Options

Options shall be subject to vesting over such periods as the Committee may provide for in an Award Agreement with a Participant, and otherwise in accordance with the provisions of this Section 3.3. Options shall be exercisable only to the extent that they are vested. In the event of a Change in Control, 100% of the Options shall vest.

3.4	Termination of Options

(a)        All Options granted under the Plan shall terminate at the close of business on the tenth anniversary of the date of grant to the Participant holding such Options, subject to earlier expiration as provided in this Article III.

(b)        If a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Options that has not vested as of the Termination Date shall terminate at such time.

3.5	Exercise Following Termination Date

The portion of a Participant’s Options that have fully vested as of such Participant’s Termination Date shall terminate upon the earlier to occur of (a) the end of their stated term, and (b) (i) 60 days after the Termination Date, or (ii) six months after the Termination Date if a Participant is terminated due to death or due to Disability.

3.6	Procedure for Exercise

At any time after all or any portion of a Participant’s Options have become vested and prior to their expiration, a Participant may exercise all or any specified portion of such vested Options by delivering written notice of exercise specifically identifying the particular Options to the Company (an “Exercise Notice”), together with a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to such Participant regarding the Company. Payment by Participants in connection with any exercise (a) shall be made by delivery of a cashier’s check, certified check or wire transfer in the amount equal to the product of the exercise price multiplied by the number of Award Shares to be acquired, plus the amount of any additional federal and state income taxes or any income taxes or employee’s social security contributions arising in any jurisdiction outside the United States required to be withheld (or accounted for to appropriate revenue authorities by the Participant’s employer) by reason of the exercise of the Options (which such amount shall be calculated by the Company and provided to Participants promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to the Participant) in the event that any such adjustment is required) and (b) shall be due in full from the Participant at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within two (2) days of the date on which the Company informs the Participant of the amount of such items pursuant to the provisions of this Section 3.6). In addition, the Committee at its discretion may make arrangements for the cashless exercise of Options.

3.7	Representations on Exercise

In connection with any exercise of any Option and the issuance of Award Stock thereunder (other than pursuant to an effective registration statement under the Securities Act), Participant shall by the act of delivering the Exercise Notice (and without any further action on the part of the Participant) represent and warrant to the Company that as of the time of such exercise:

(a)        The Award Stock to be acquired by Participant upon exercise shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Award Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(b)        Participant is able to bear the economic risks of his investment in the Award Stock for an indefinite period of time and is aware that transfer of the Award Stock may not be possible because the Award Stock has not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

(c)        In connection with any exercise of any Option, Participant shall make such additional customary investment representations as the Company may reasonably require and Participant shall execute such documents reasonably necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.

3.8	Rights as a Stockholder

A Participant holding Options shall have no rights as a stockholder with respect to any shares of Award Stock issuable upon exercise thereof until the date on which a stock certificate is registered and issued to such Participant representing such Award Stock.

ARTICLE IV

PUBLIC OFFERINGS

4.1	Cooperation in an Initial Public Offering

In the event that the Company approves an Initial Public Offering, the holders of Awards or Award Stock shall take all necessary or desirable actions in connection with the consummation of such offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure shall adversely affect the marketability of the offering, each holder of Awards or Award Stock shall consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters and the Committee find acceptable and shall take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange. Notwithstanding the foregoing, the vesting conditions for Awards shall not be changed pursuant to this Section 4.1.

4.2	Holdback

No Participant shall effect any Public Sale or distribution (including sales pursuant to Rule 144) of any Award Stock during the seven days prior to and the 90 days (or 180 days in the event of an Initial Public Offering) after the effective date of any underwritten public offering of the Company’s Common Stock, except as part of such underwritten public offering or if otherwise permitted by the Company.

4.3	Compliance with Laws

Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue or purchase of shares thereunder, no such Award may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Award, as applicable, shall supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option which, in the Committee’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the consent of the holders of any such Options, so reduce such period on not less than 15 days’ written notice to the holders thereof.

4.4	Purchaser Representative

If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the holders of Award Stock shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Award Stock appoints a purchaser representative designated by the Company, the Company shall pay the reasonable fees of such purchaser representative; but if any holder of Award Stock declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative and such holder shall be responsible for the fees of the purchaser representative so appointed.

ARTICLE V

OTHER PROVISIONS

5.1	Termination and Amendment

The Committee may, at any time or times, suspend or terminate the Plan and make such additions or amendments as it deems advisable under the Plan; provided that, the Committee may not change any of the terms of the Plan or an Award Agreement in a manner adverse to a Participant without the prior written approval of such Participant.

5.2	Tax Withholding

As a condition to the delivery of any Shares, cash or other securities or property pursuant to any Award or the lifting or lapse of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), (a) the Company may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to a Participant whether or not pursuant to the Plan (including Shares otherwise deliverable), (b) the Committee shall be entitled to require that the Participant remit cash to the Company (through payroll deduction or otherwise) or (c) the Company may enter into any other suitable arrangements to withhold, in each case in an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

5.3	Required Consents and Legends

(a)        If the Committee at any time determines that any Consent is necessary or desirable as a condition of, or in connection with, the granting of any Award, the delivery of Shares or the delivery of any cash, securities or other property under the Plan, or the taking of any other action thereunder (each such action a “Plan Action”), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. The Committee shall direct that any Shares delivered pursuant to the Plan shall bear the following legend, unless otherwise determined by the Committee:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE (THE “STATE ACTS”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE REGISTERED HOLDER HEREOF EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EITHER CASE IN ACCORDANCE WITH ANY APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THE COMPANY MAY REQUIRE REASONABLE EVIDENCE OF COMPLIANCE WITH THE FOREGOING PRIOR TO THE EFFECTIVENESS OF ANY PURPORTED TRANSFER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, OWNERSHIP AND OTHER TERMS AND CONDITIONS SET FORTH IN THE COMPANY’S 2010 EQUITY COMPENSATION PLAN, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(b)        The term “Consent” as used in this Article V with respect to any Plan Action includes (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, or law, rule or regulation of a jurisdiction outside the United States, (ii) any and all written agreements and representations by the Participant with respect to the disposition of shares, or with respect to any other matter, which the Committee may deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all other consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body or any stock exchange or self-regulatory agency, (iv) any and all consents by the Participant to (1) the Company’s supplying to any third party record keeper of the Plan such personal information as the Committee deems reasonably advisable to administer the Plan, (2) the Company’s deducting amounts from the Participant’s wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on the Participant’s behalf to satisfy certain withholding and other tax obligations in connection with an Award and (3) the Company’s imposing sales and transfer procedures and restrictions and hedging restrictions on Shares delivered under the Plan and (v) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the Shares on any securities exchange

5.4	Right of Offset

The Company shall have the right to offset against its obligation to deliver Shares (or other property or cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company and any amounts the Committee otherwise acting reasonably deems appropriate pursuant to any tax equalization policy or agreement; provided, that the Participant is first offered the opportunity to pay cash for such outstanding amounts. Notwithstanding the foregoing, the Committee shall have no right to offset against its obligation to deliver Shares (or other property or cash) under the Plan, any Award Agreement or any non-qualified deferred compensation amounts if such offset would subject the Participant to the additional tax imposed under Section 409A in respect of an outstanding Award.

5.5	Nonassignability; Transfer Restrictions

Unless otherwise provided in an Award Agreement, no Award or Award Stock (or any rights and obligations thereunder) granted to any Person under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of in any manner (including through the use of any cash-settled instrument), whether voluntarily or involuntarily and whether by operation of law or otherwise, other than by will or by the laws of descent and distribution, and all Awards (and any rights thereunder) shall be exercisable during the life of the Participant only by the Participant or the Participant’s legal representative. Notwithstanding the foregoing, the Committee may permit, under such terms and conditions that it deems appropriate in its sole discretion, a Participant to transfer any Award or Award Stock to any Person or entity that the Committee so determines. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 5.5 shall be null and void and any Award or Award Stock which is hedged in any manner shall immediately be forfeited. All of the terms and conditions of the Plan and the Award Agreements shall be binding upon any permitted heirs, successors and assigns.

5.6	Waiver of Claims

Each Participant who receives an Award recognizes and agrees that before being selected by the Committee to receive an Award he or she has no right to any benefits under such Award. Accordingly, in consideration of the Participant’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to the Plan or an Award Agreement to which his or her consent is expressly required by the express terms of an Award Agreement).

5.7	Nature of Payments

Any and all grants of Awards and deliveries of Common Stock, cash, securities or other property under the Plan shall be in consideration of services performed or to be performed for the Company by the Participant. Awards under the Plan may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation otherwise payable to a Participant. Only whole Shares shall be delivered under the Plan. Awards shall, to the extent reasonably practicable, be aggregated in order to eliminate any fractional shares. Fractional shares may, in the discretion of the Committee, be forfeited or be settled in cash or otherwise as the Committee may determine. All grants and deliveries of Shares, cash, securities or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with the Participant, unless the Company specifically provides otherwise.

5.8	Non-Uniform Determinations

The Committee’s determinations under the Plan and Award Agreements need not be uniform and any such determinations may be made by it selectively among Persons who receive, or are eligible to receive, Awards under the Plan (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations under Award Agreements, and to enter into non-uniform and selective Award Agreements, as to (a) the

Persons to receive Awards, (b) the terms and provisions of Awards and (c) whether a Participant’s employment has been terminated for purposes of the Plan.

5.9	No Third Party Beneficiaries

Except as expressly provided in an Award Agreement, neither the Plan nor any Award Agreement shall confer on any Person other than the Company and the Participant receiving any Award any rights or remedies thereunder. The exculpation and indemnification provisions of Section 1.3(d) shall inure to the benefit of a Covered Person’s estate and beneficiaries and legatees.

5.10	Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any Person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

5.11	Plan Headings

The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

5.12	Successors and Assigns of the Company

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any of its successor or assigns.

5.13	Notices

Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (California time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (California time) on any business day and earlier than 11:59 p.m. (California time) on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid) or (d) upon actual receipt by the Person to whom such notice is required to be given. All notices shall be addressed (a) to a Participant at such Participant’s address as set forth in the books and records of the Company or (b) to the Company or the Committee or the Board to the following address:

Attention: Corporate Secretary

Silvergate Capital Corporation

4275 Executive Square, Suite 800

La Jolla, CA 92037

5.14	No Right to Continued Employment

Nothing in the Plan or (in the absence of an express provision to the contrary) in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of, or provide any other service to, the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate such Participant’s employment or other service at any time for any reason or to continue such Participant’s present (or any other) rate of compensation, except as may otherwise be provided by written agreement between the Participant and the Company or any of its Subsidiaries.

5.15	Severability

Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but the Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.16	Disputes; Governing Law and Forum

(a)         Subject to the provisions of this Section 5.16, any controversy or claim between a Participant and the Company arising out of or relating to or concerning the Plan or any aspect of the Participant’s employment with, or other service to, the Company or any of its Subsidiaries (including service as a Director), or the termination of that employment or service (together, a “Disputed Matter”) shall be finally settled by arbitration in the city of San Diego, California administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules then in effect. However, the AAA’s Commercial Arbitration Rules shall be modified in the following ways: (i) the decision must not be a compromise but must be the adoption of the submission by one of the parties; (ii) each arbitrator shall agree to treat as confidential evidence and other information presented to them; (iii) there shall be no authority to award punitive damages (and the Participant and the Company agree not to request any such award); (iv) the optional Rules for Emergency Measures of Protections shall apply; (v) there shall be no authority to amend or modify the terms of the Plan except as provided in Section 5.1 (and the Participant and the Company agree not to request any such amendment or modification); and (vi) a decision must be rendered within ten business days of the parties’ closing statements or submission of post-hearing briefs.

(b)         A Participant or the Company may bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the city of San Diego, California to enforce any arbitration award under Section 5.16(a).

(c)        Participants and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in the city of San Diego, California over any Disputed Matter that is not otherwise arbitrated or resolved according to Section 5.16(a). This includes any action or proceeding to compel arbitration or to enforce an arbitration award. Both the Participants and the Company (i) acknowledge that the forum stated in this Section 5.16(c) has a reasonable relation to the Plan and to the relationship between the Participant and the Company and that the submission to the forum shall apply even if the forum chooses to apply non-forum law,

(ii) waive, to the extent permitted by law, any objection to personal jurisdiction or to the laying of venue of any action or proceeding covered by this Section 5.16(c) in the forum stated in this Section 5.16(c), (iii) agree not to commence any such action or proceeding in any forum other than the forum stated in this Section 5.16(c) and (iv) agree that, to the extent permitted by law, a final and non-appealable judgment in any such action or proceeding in any such court shall be conclusive and binding on the Participant and the Company. However, nothing in the Plan precludes the Participant or the Company from bringing any action or proceeding in any court for the purpose of enforcing the provisions of Section 5.16(a) and this Section 5.16(c).

(d)        The Plan shall be governed by and construed in accordance with the law of the State of Maryland applicable to contracts made and to be performed entirely within that state.

5.17	Section 409A Compliance

It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of the Effective Date or subsequently modified thereafter, or to the extent subject to such provisions then to comply in all material respects with such provisions. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Board be required to modify or amend the Plan in a manner adverse to the Company.

5.18	Date of Adoption

The Plan shall become effective as of December 17, 2010 (the “Effective Date”), concurrent with its adoption by the Board on such date.

5.19	Stockholder Approval

This Plan shall be approved within 12 months of the Effective Date by a majority of the outstanding securities entitled to vote. Any securities issued pursuant to Awards shall not be counted in determining whether such approval is obtained. If such approval is not obtained, then any Awards granted pursuant to this Plan, and any Shares issued pursuant to such Awards, shall be rescinded.